Exhibit 4

CERTIFICATE OF DESIGNATION
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
METISCAN, INC.

(Pursuant to Sections 102 and 151 of the General Corporation Law of the State of Delaware)

Metiscan, Inc., a Delaware Corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation  (the “Certificate of Incorporation”), there is hereby created, from the ten million (10,000,000) shares of preferred stock, par value $.0001 per share, of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the “Preferred Stock of the Corporation”) a series of Convertible Preferred Stock of the Corporation consisting of nine hundred thousand (900,000) shares.  The series shall have the following powers, designations, preferences and relative participating, optional or other rights, and the following qualifications, limitations and restrictions:

1.	Designation, Amount and Par Value.

The series of Convertible Preferred Stock of the Corporation consisting of nine hundred thousand (900,000) shares created pursuant to this Certificate of Designation (the “Certificate of Designation”) shall be designated the “Series C Preferred Stock” (the “Series C Preferred Stock”) and the authorized number of shares constituting such series shall be nine hundred thousand (900,000), par value $.0001.  Any and all shares of the Preferred Stock issued by the Corporation which have been paid for and delivered shall be deemed fully paid and holders of record of the outstanding shares of the Preferred Stock shall not be liable for any further call or assessment thereon.  Any and all shares of the Preferred Stock issued by the Corporation shall be registered with the Corporation in the name of the holders of the Preferred Stock, and shall appear on the share records of the Corporation in the name of the holders of the Preferred Stock.

2.	Junior Preferred Stock.

Any preferred stock of the Corporation ranking junior to the Series C Preferred Stock as to Dividends (defined in Article “3” of this Certificate of Designation), distributions and as to distributions of assets upon a Liquidating Transaction (defined in Paragraph “C” of Article “5” of this Certificate of Designation) shall be hereinafter referred to as “Junior Preferred Stock”.

3.	Dividends.

The holders of Series C Preferred Stock shall be entitled to receive dividends as if the shares of the Series C Preferred Stock have been converted into shares of common stock.

4.	Tax Treatment of Dividends.

For federal income tax purposes, the Corporation shall report distributions on the Preferred Stock as dividends, to the extent of the Corporation’s current and accumulated earnings and profits (as determined for federal income tax purposes).

5.	Rights upon Liquidation, Dissolution or Winding Up.

(A)         Upon any “Liquidating Transaction” (hereinafter defined), the holders of the Series C Preferred Stock shall be entitled to participate in the distribution of assets of the Corporation to the holders of its Common Stock, whether such assets are from capital, surplus or earnings in an amount up to the value of the Series C Preferred Stock at the time of the liquidation.

(B)           After payment of the full amount of the liquidating distributions to which each holder of the Series C Preferred Stock is entitled, the holder of the Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(C)           For purposes of this Certificate of Designation, a “Liquidating Transaction” of the Corporation shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Corporation, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Corporation or (v) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder).

6.	Conversion.

The holders of Series C Preferred Stock shall have the right to convert each share of the Series C Preferred Stock into ten thousand (10,000) shares of the Corporation’s common stock at any time in its sole and absolute discretion; provided, however, that the Corporation has a sufficient number of authorized and available shares of common stock to convert the shares of Series C Preferred Stock into shares of common stock.

7.	Assignment and Transfer

The holders of Series C Preferred Stock shall have the right to transfer each share of the Series C Preferred Shares to any third party at any time in such holder’s sole and absolute discretion, subject to compliance with applicable securities laws.

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8.	Voting Rights.

(A)          The holders of Series C Preferred Stock shall have voting rights as if the shares of the Series C Preferred Stock have been converted into shares of common stock, and as otherwise required by the Delaware Statutes; provided, however, that as long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of two-thirds of the outstanding shares of Series C Preferred Stock, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely or (ii) take any action which would adversely affect the preferences and/or rights of the holders of Series C Preferred Stock.

(B)           The Corporation shall not, from and after the date of the date of issuance of any shares of the Series C Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security which prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations set forth in this Certificate of Designation.

9.	Notice of Certain Corporate Action.

If the Corporation (i) creates, authorizes or issues any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Liquidation prior to the Preferred Stock, or on a parity with the Preferred Stock or (ii) takes any action which would adversely affect the preferences and/or rights of the Holders of the Preferred Stock; then the Corporation shall cause to be filed at each office or agency maintained for such purpose, and shall cause a written notice to be mailed to all Holders of the Preferred Stock pursuant to Paragraph “A” of Article “10” of this Certificate of Designation, at least thirty (30) days prior to the date of the applicable event set forth in clauses (i) or (ii) of this Article “9” of this Certificate of Designation or any stockholders’ meeting called to approve such applicable event set forth in clauses (i) or (ii) of this Article “9” of this Certificate of Designation, stating the date upon which the Corporation shall create, authorize or issue any class, series or shares of the Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Liquidation prior to the Preferred Stock, or on a parity with the Preferred Stock, or take any action which would adversely affect the preferences and/or rights of the Holders of the Preferred Stock.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action upon the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Preferred Stock.  Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) or (ii) of this Article “9” of this Certificate of Designation.

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10.	Miscellaneous.

(A)           Notice.  Any notice or other communication required or permitted pursuant to this Certificate of Designation shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Corporation:	Metiscan, Inc. 6688 N. Central Expy., Suite 1190 Dallas, TX 75206 Attn: Bryan A. Scott, President Facsimile No.: (214)368-9966

With a copy to:	Mintz & Fraade, P.C. 488 Madison Avenue New York, NY 10022 Attn.: Frederick M. Mintz, Esq. Facsimile No.: (212) 486-0701

To the Holder of the Preferred Stock:	To the address set forth on
the Corporation’s share records

or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “A” of this Article “10” of this Certificate of Designation are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile.  If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

(B)           Enforceability.  If any provision which is contained in this Certificate of Designation, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Certificate of Designation and this Certificate of Designation shall be construed as if such invalid or unenforceable provision had not been contained herein.

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(C)           Governing Law.  This Certificate of Designation shall in all respects be construed, governed, pursuant to the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Delaware and made pursuant to the laws of the State of Delaware, and enforced by courts of the State of New York.  The Holder of the Preferred Stock and the Corporation hereby consent and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The Holder of the Preferred Stock and Corporation hereby waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “A” of this Article “10” of this Certificate of Designation.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(D)           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Certificate of Designation shall be deemed to have been made unless expressly in writing and signed by the Corporation against whom such waiver is charged; and (i) the failure of the Corporation to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Certificate of Designation or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Certificate of Designation to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by the Corporation of one breach by another party shall be construed as a waiver of any other or subsequent breach.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf this ___ day of April, 2009.

Metiscan, Inc.

By: __________________________
       Bryan A. Scott, President

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CERTIFICATE OF DESIGNATION
OF
SERIES D CONVERTIBLE PREFERRED STOCK
OF
METISCAN, INC.

(Pursuant to Sections 102 and 151 of the General Corporation Law of the State of Delaware)

Metiscan, Inc., a Delaware Corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation  (the “Certificate of Incorporation”), there is hereby created, from the ten million (10,000,000) shares of preferred stock, par value $.0001 per share, of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the “Preferred Stock of the Corporation”) a series of Convertible Preferred Stock of the Corporation consisting of five hundred thousand (500,000) shares.  The series shall have the following powers, designations, preferences and relative participating, optional or other rights, and the following qualifications, limitations and restrictions:

4.	Designation, Amount and Par Value.

The series of Convertible Preferred Stock of the Corporation consisting of five hundred thousand (500,000) shares created pursuant to this Certificate of Designation (the “Certificate of Designation”) shall be designated the “Series D Preferred Stock” (the “Series D Preferred Stock”) and the authorized number of shares constituting such series shall be five hundred thousand (500,000) par value $.0001.  Any and all shares of the Series D Preferred Stock issued by the Corporation which have been paid for and delivered shall be deemed fully paid and holders of record of the outstanding shares of the Series D Preferred Stock shall not be liable for any further call or assessment thereon.  Any and all shares of the Series D Preferred Stock issued by the Corporation shall be registered with the Corporation in the name of the holders of the Series D Preferred Stock, and shall appear on the share records of the Corporation in the name of the holders of the Series D Preferred Stock.

5.	Dividends.

The Series D Preferred Stock as a class shall have a dividend which shall be paid annually equal to an aggregate of five percent (5%) of EBITDA, which is calculated by subtracting from gross revenues of the Corporation, an aggregate of the cost of goods sold and general service and administrative costs.  The dividend shall be calculated on the consolidated financial results of the Corporation and its subsidiaries as contained in its quarterly financial statements which are filed for public review as may be required with Pink Sheets or the Securities and Exchange Commission.  Each stockholder holding 100,000 shares of Preferred Stock shall be entitled to one percent (1%) or a pro rata portion thereof if a different number of shares of Series D Preferred Stock is owned.  The dividend shall be payable until the earlier to occur of (a) 24 months from the closing of the purchase of the Series D Preferred Stock or (b) $50,000 is received by each stockholder holding 100,000 shares of Series D Preferred Stock, or a pro rata portion thereof if a different number of shares of Series D Preferred Stock is owned.  The dividend shall be paid in shares of restricted common stock of the Corporation, based upon the average closing bid price for the  last 20 trading days of each calendar year, and shall be paid on or before 45 calendar days from the end of the preceding calendar year.

3.	Tax Treatment of Dividends.

For federal income tax purposes, the Corporation shall report distributions on the Series D Preferred Stock as dividends, to the extent of the Corporation’s current and accumulated earnings and profits (as determined for federal income tax purposes).

4.	Rights upon Liquidation, Dissolution or Winding Up.

(A)         Upon any “Liquidating Transaction” (hereinafter defined), the holders of the Series D Preferred Stock shall be entitled to participate in the distribution of assets of the Corporation to the holders of its Common Stock, whether such assets are from capital, surplus or earnings in an amount up to the value of the Series D Preferred Stock at the time of the liquidation.

(B)           After payment of the full amount of the liquidating distributions to which each holder of the Series D Preferred Stock is entitled, the holder of the Series D Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(C)           For purposes of this Certificate of Designation, a “Liquidating Transaction” of the Corporation shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Corporation, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Corporation or (v) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder).

5.	Conversion.

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(A)              The holders of Series D Preferred Stock shall have the right to convert the five hundred thousand (500,000) shares of Series D Preferred Stock into an aggregate of five hundred eighty four million, one hundred one thousand, three hundred thirty two (584,101,332) shares of Common Stock at the conversion rate of one thousand one hundred sixty eight and two hundred three one thousandths (1,168.203) shares of Common Stock for each share of Series D Preferred Stock.

(B)              Before any holder of Series D Preferred Stock shall be entitled to convert, he or she shall surrender the certificate or certificates representing the Series D Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or its transfer agent, and shall give written notice to the Corporation at such office that he or she elects to convert the same. The holders of Series D Preferred Stock shall also deliver to the Corporation a Notice of Conversion, in the form which is attached hereto as Exhibit “A” (a “Notice of Conversion”), specifying therein the date on which such conversion shall be effected (such date, the “Conversion Date”), provided that such date is on or after the date of delivery of the Notice of Conversion.  If no Conversion Date is specified in a Notice of Conversion, or the stated conversion date is prior to date of delivery of the Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  The Corporation shall, on the date specified in the Notice of Conversion, or as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, if no date is specified in a Notice of Conversion, issue and deliver to such holder of Series D Preferred Stock a certificate or certificates for the number of shares of Common Stock as such holder is entitled as aforesaid.  The Corporation will round down any fractional share resulting from the calculation of Common shares.

(C)              The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

6.	Assignment and Transfer

The holders of Series D Preferred Stock shall have the right to transfer each share of the Series D Preferred Stock to any third party at any time in such holder’s sole and absolute discretion, subject to compliance with applicable securities laws.

7.	Voting Rights.

(A)           The holders of Series D Preferred Stock shall have voting rights as if the shares of the Series D Preferred Stock have been converted into shares of common stock, and as otherwise required by the Delaware Statutes; provided, however, that as long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of two-thirds of the outstanding shares of Series D Preferred Stock, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely or (ii) take any action which would adversely affect the preferences and/or rights of the holders of Series D Preferred Stock.

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(B)           The Corporation shall not, from and after the date of the date of issuance of any shares of the Series D Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security which prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations set forth in this Certificate of Designation.

8.	Notice of Certain Corporate Action.

If the Corporation (i) creates, authorizes or issues any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Liquidation prior to the Series D Preferred Stock, or on a parity with the Series D Preferred Stock or (ii) takes any action which would adversely affect the preferences and/or rights of the Holders of the Series D Preferred Stock; then the Corporation shall cause to be filed at each office or agency maintained for such purpose, and shall cause a written notice to be mailed to all Holders of the Series D Preferred Stock, as well as all Holders of the other prior issued and outstanding Series of Preferred Stock, pursuant to Paragraph “A” of Article “9” of this Certificate of Designation, at least thirty (30) days prior to the date of the applicable event set forth in clauses (i) or (ii) of this Article “8” of this Certificate of Designation or any stockholders’ meeting called to approve such applicable event set forth in clauses (i) or (ii) of this Article “8” of this Certificate of Designation, stating the date upon which the Corporation shall create, authorize or issue any class, series or shares of the Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Liquidation prior to the Series D Preferred Stock, or on a parity with the Series D Preferred Stock, or take any action which would adversely affect the preferences and/or rights of the Holders of the Series D Preferred Stock.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action upon the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series D Preferred Stock.  Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) or (ii) of this Article “8” of this Certificate of Designation.

9.	Miscellaneous.

(A)           Notice.  Any notice or other communication required or permitted pursuant to this Certificate of Designation shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

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If to the Corporation:	Metiscan, Inc. 6688 N. Central Expy., Suite 1190 Dallas, TX 75206 Attn: Bryan A. Scott, President Facsimile No.: (214)368-9966

With a copy to:	Mintz & Fraade, P.C. 488 Madison Avenue New York, NY 10022 Attn.: Frederick M. Mintz, Esq. Facsimile No.: (212) 486-0701

To the Holder of the Preferred Stock:	To the address set forth on
the Corporation’s share records

or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “A” of this Article “10” of this Certificate of Designation are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile.  If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

(B)           Enforceability.  If any provision which is contained in this Certificate of Designation, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Certificate of Designation and this Certificate of Designation shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C)           Governing Law.  This Certificate of Designation shall in all respects be construed, governed, pursuant to the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Delaware and made pursuant to the laws of the State of Delaware, and enforced by courts of the State of New York.  The Holder of the Series D Preferred Stock and the Corporation hereby consent and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The Holder of the Series D Preferred Stock and Corporation hereby waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “A” of this Article “10” of this Certificate of Designation.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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(D)           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Certificate of Designation shall be deemed to have been made unless expressly in writing and signed by the Corporation against whom such waiver is charged; and (i) the failure of the Corporation to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Certificate of Designation or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Certificate of Designation to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by the Corporation of one breach by another party shall be construed as a waiver of any other or subsequent breach.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf this ___ day of August, 2009.

Metiscan, Inc.

By: __________________________
       Bryan A. Scott, President

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Exhibit  A

NOTICE OF CONVERSION

The undersigned hereby elects to convert his or her shares of Series D Preferred Stock of Metiscan, Inc., a Delaware corporation (the “Corporation”), into Common stock of the Corporation according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Series D Preferred Stock to be Converted:

Payment of Dividends Accrued on Account of Conversion at Issue in Common Stock .

Number of shares of Common Stock to be issued:

Signature:
Name:
Address:

Or

DWAC Instructions:
Broker No: ____________
Account No: ____________

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CERTIFICATE OF DESIGNATION
OF
SERIES E CONVERTIBLE PREFERRED STOCK
OF
METISCAN, INC.

(Pursuant to Sections 102 and 151 of the General Corporation Law of the State of Delaware)

Metiscan, Inc., a Delaware Corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation  (the “Certificate of Incorporation”) and the ten million (10,000,000) shares of preferred stock, par value $.0001 per share, of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the “Preferred Stock of the Corporation”), there is hereby created  a series of Preferred Stock of the Corporation consisting of sixty (60) shares which shall have the following powers, designations, preferences and relative participating, optional or other rights, and the following qualifications, limitations and restrictions:

6.           Designation, Amount and Par Value.    The series of Preferred Stock of the Corporation consisting of sixty (60) shares created pursuant to this Certificate of Designation (the “Certificate of Designation”) shall be designated the “Series E Preferred Stock” (the “Series E Preferred Stock”) and the authorized number of shares constituting such series shall be sixty (60) shares.  The face amount of each share of the Series E Preferred Stock shall be six thousand six hundred sixty six dollars and sixty seven ($6,666.67) cents which in the aggregate shall equal four hundred thousand ($400,000) dollars (the “Series E Stated Value”). Any and all shares of the Series E Preferred Stock issued by the Corporation which have been delivered shall be deemed fully paid and holders of record of the outstanding shares of the Series E Preferred Stock shall not be liable for any further call or assessment thereon.  Any and all shares of the Series E Preferred Stock issued by the Corporation shall be registered with the Corporation in the name of the holders of the Series E Preferred Stock and shall appear on the share records of the Corporation in the name of the holders of the Series E Preferred Stock.

7.           Dividends.  The holders of Series E Preferred Stock shall not be entitled to receive dividends with respect to their shares of Series E Preferred Stock.

3.           Rights upon Dissolution.

(A)         Upon any “Dissolution” (hereinafter defined), the holders of the Series E Preferred Stock, together with the Holders of any other Series of Preferred Stock of equal or greater ranking, shall be entitled to participate on a pro-rata basis (based upon face amount of such series) in the distribution of assets of the Corporation, whether such assets are from capital, surplus or earnings, in an amount equal to the face value of the shares of Series E Preferred Stock which have not yet been redeemed by the Corporation pursuant to Article “4” of this Certificate of Designation at the time of the Dissolution.

(B)           After payment of the full amount of the liquidating distributions to which each holder of the Series E Preferred Stock is entitled, the holder of the Series E Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(C)           For purposes of this Certificate of Designation, a “Dissolution” of the Corporation shall mean (i) a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or (ii) the sale by the Corporation of all or substantially all of its assets.

4.           Mandatory Redemption.  The holders of Series E Preferred Stock shall deliver to the Corporation at the address set forth in Paragraph “B” of Article “9” of this Certificate of Designation, stock certificates (which certificates shall be held in trust by the Corporation prior to their redemption pursuant to this Article “4”) evidencing three (3) shares of Series E Preferred stock properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank, every three (3) months commencing March 22, 2010, of which one (1) share of the Series E Preferred Stock shall be redeemed by the Corporation on a monthly basis, on the later of (i) the twenty second (22nd) day of such month commencing upon March 22, 2010 or (ii) two (2) business days after the Corporation’s receipt of the stock certificates commencing upon March 22, 2010, and continuing for a period of sixty (60) months until February 22, 2015. The Corporation shall redeem one (1) share of Series E Preferred Stock monthly commencing March 22, 2010 regardless of whether the Corporation has adequate current and accumulated earnings and profits as may be required by Delaware law in order to make a redemption with respect to such month.

5.           Optional Redemption.

(A)           Subject to the Mandatory Redemption pursuant to Article “4” of this Certificate of Designation, the Corporation may, at any time, or from time to time, in whole or in part, redeem shares of the Preferred Stock at a price per share equivalent to the face amount set forth in Article “1” of this Certificate of Designation without prior written consent of the Holders of the Series E Preferred Stock and without penalty.

(B)           Procedure for Redemption.

(i)  The Corporation shall give notice of its election to redeem any of the Series E Preferred Stock by providing written notice (the “Redemption Notice”) pursuant to Paragraph “A” of Article “9” of this Certificate of Designation, not less than thirty (30) nor more than ninety (90) days prior to the date designated as the date for the redemption (the “Redemption Date”), to the Holders of the Series E Preferred Stock whose shares of Series E Preferred Stock are to be redeemed, addressed to them at their respective addresses appearing on the books of the Corporation.

(ii) In addition to any information required by law, the Redemption Notice shall state: (A) the redemption date; (B) the number of shares of the Series E Preferred Stock to be redeemed; and (C) the place or places where the Series E Preferred Stock are to be surrendered for payment of the redemption price.  If less than all of the Series E Preferred Stock held by any Holder of the Series E Preferred Stock is to be redeemed, the notice mailed to such holder shall also specify the number of shares of the Series E Preferred Stock held by such holder to be redeemed.

(iii) Holders of the Series E Preferred Stock to be redeemed shall surrender such Series E Preferred Stock at the place designated in the Redemption Notice and, upon surrender in accordance with the Redemption Notice of the certificates for shares of the Series E Preferred Stock so redeemed (properly endorsed or assigned for transfer, if such endorsement or assignment is required pursuant to the Redemption Notice), such shares of the Series E Preferred Stock shall be redeemed by the Corporation at the redemption price.

(C)           If only a portion of the Series E Preferred Stock then outstanding is to be redeemed at a given time, the Corporation shall select, out of all issued and outstanding shares of the Series E Preferred Stock, the shares to be redeemed in whatever manner shall be determined by the Board in its sole and absolute discretion, including, but not limited to, selecting the Holders of the Series E Preferred Stock at random whose shares of the Series E Preferred Stock are to be redeemed.

(D)           As of the Redemption Date specified in the Redemption Notice, each holder of shares of the Series E Preferred Stock to be redeemed shall be entitled to receive for the shares of the Preferred Stock to be redeemed the price set forth in Paragraph “A” of this Article “5” of this Certificate of Designation, upon presentation and surrender of the certificate or certificates of the Series E Preferred Stock held by the Holder of the Series E Preferred Stock at the place designated in the Redemption Notice, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank and bearing all necessary stock transfer stamps affixed and cancelled.

6.	Conversion. The holders of Series E Preferred Stock shall have no conversion rights.

7.	Voting Rights.

(A)            The holders of Series E Preferred Stock shall have no voting rights on all matters upon which the vote of Common Stock stockholders are held, and their consent shall not be required for the taking of any corporate action, except as otherwise required by the Delaware Statutes; provided, however, that as long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of two-thirds of the outstanding shares of Series E Preferred Stock, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely or (ii) take any action which would adversely affect the preferences and/or rights of the holders of Series E Preferred Stock.

(B)            The Corporation shall not, from and after the date of the date of issuance of any shares of the Series E Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security which prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations set forth in this Certificate of Designation.

8.           Notice of Certain Corporate Action.  If the Corporation (i) creates, authorizes or issues any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Dissolution prior to the Series E Preferred Stock, or on a parity with the Series E Preferred Stock or (ii) takes any action which would adversely affect the preferences and/or rights of the Holders of the Series E Preferred Stock; then the Corporation shall cause to be filed at each office or agency maintained for such purpose, and shall cause a written notice to be mailed to all Holders of the Series E Preferred Stock, as well as all Holders of the other prior issued and outstanding Series of Preferred Stock, pursuant to Paragraph “A” of Article “9” of this Certificate of Designation, at least thirty (30) days prior to the date of the applicable event set forth in clauses (i) or (ii) of this Article “8” of this Certificate of Designation or any stockholders’ meeting called to approve such applicable event set forth in clauses (i) or (ii) of this Article “8” of this Certificate of Designation, stating the date upon which the Corporation shall create, authorize or issue any class, series or shares of the Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Dissolution prior to the Series E Preferred Stock, or on a parity with the Series E Preferred Stock, or take any action which would adversely affect the preferences and/or rights of the Holders of the Series E Preferred Stock.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action upon the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series E Preferred Stock.  Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) or (ii) of this Article “8” of this Certificate of Designation; provided, however, that nothing set forth in this Article “8” of this Certificate of Designation shall limit or otherwise affect the rights of the holders of Series E Preferred Stock set forth in Article “7” of this Certificate of Designation to approve by written consent or affirmative vote of the holders of two-thirds of the outstanding shares of Series E Preferred Stock any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the By-laws of the Corporation, if such amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely.

9.           Miscellaneous.

(A)           Headings.  The headings contained in this Certificate of Designation are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate of Designation.

(B)           Notice.  Any notice or other communication required or permitted pursuant to this Certificate of Designation shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Corporation:	Metiscan, Inc. 12225 Greenville Avenue, Suite 700, Dallas, Texas, 75243 Attn.: Bryan A. Scott, President Facsimile No.: (214) 368-9977

With a copy to:	Mintz & Fraade, P.C. 488 Madison Avenue New York, NY 10022 Attn.: Frederick M. Mintz, Esq. Facsimile No.: (212) 486-0701

To the Holder of the Preferred Stock:	To the address set forth upon the Corporation’s share records or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “B” of this Article “9” of this Certificate of Designation are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile.  If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

(C)           Enforceability.  If any provision which is contained in this Certificate of Designation, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Certificate of Designation and this Certificate of Designation shall be construed as if such invalid or unenforceable provision had not been contained herein.

(D)           Governing Law.  This Certificate of Designation shall in all respects be construed, governed, pursuant to the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Delaware and made pursuant to the laws of the State of Delaware.  The Holder of the Series E Preferred Stock and the Corporation (jointly, the “Parties”) agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Certificate of Designation, and that any such arbitration: (i) if commenced by the Corporation shall be commenced exclusively in New York, New York; and (ii) if commenced by the holders of Series E Preferred Stock shall be commenced exclusively in Dallas, Texas.  Any such arbitration shall be by a panel of three arbitrators and (x) pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York, if commenced by the Corporation and (y) pursuant to the commercial rules then existing of the American Arbitration Association in the State of Texas, if commenced by the holders of Series E Preferred Stock.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  .  The Parties specifically and exclusively designate the courts in the City of New York, State of New York, if the arbitration was commenced by the Corporation and Dallas County, Texas, if the arbitration was commenced by the holders of Series E Preferred Stock as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  If the arbitration was commenced by the Corporation the Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts with respect to the confirmation and entry of judgment of any arbitration award.  If the arbitration was commenced by the holders of Series E Preferred Stock, the Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of Texas in any action or proceeding and submit to personal jurisdiction over each of them by such courts with respect to the confirmation and entry of judgment of any arbitration award. The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York with respect to an arbitration commenced by the Corporation, or the State of Texas with respect to an arbitration commenced by the holders of Series E Preferred Stock, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “(B)” of this Article “9” of this Certificate of Designation.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The Parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with this Certificate of Designation or any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The Parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York if the arbitration was commenced by the Corporation or Dallas, Texas, if the arbitration was commenced by the holders of Series E Preferred Stock.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

(E)           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Certificate of Designation shall be deemed to have been made unless expressly in writing and signed by the person or entity against whom such waiver is charged; and (i) the failure of any person or entity to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Certificate of Designation or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Certificate of Designation to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any person or entity of one breach by another party shall be construed as a waiver of any other or subsequent breach.

(F)           No Assignment. The Holders of Series E Preferred Stock shall have no rights to transfer or assign any share of the Series E Preferred Shares to any third party parties without the prior written consent of the Corporation.

(G)           Construction.  Each of the Corporation and the Holders of Series E Preferred Stock hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations and (ii) each counsel has had significant input in the development of this Certificate of Designation and (iii) this Certificate of Designation shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Certificate of Designation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf this 5th day of February, 2010.

Metiscan, Inc.

By: __________________________
       Bryan A. Scott, President

CERTIFICATE OF DESIGNATION
OF
SERIES F CONVERTIBLE PREFERRED STOCK
OF
METISCAN, INC.

(Pursuant to Sections 102 and 151 of the General Corporation Law of the State of Delaware)

Metiscan, Inc., a Delaware Corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation  (the “Certificate of Incorporation”) and the ten million (10,000,000) shares of preferred stock, par value $.0001 per share, of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the “Preferred Stock of the Corporation”), there is hereby created  a series of Preferred Stock of the Corporation consisting of seventy two (72) shares which shall have the following powers, designations, preferences and relative participating, optional or other rights, and the following qualifications, limitations and restrictions:

8.           Designation, Amount and Par Value.    The series of Preferred Stock of the Corporation consisting of seventy two (72) shares created pursuant to this Certificate of Designation (the “Certificate of Designation”) shall be designated the “Series F Preferred Stock” (the “Series F Preferred Stock”) and the authorized number of shares constituting such series shall be seventy two (72) shares.  The face amount of each share of the Series F Preferred Stock shall be two thousand seven hundred seventy seven dollars and seventy eight ($2,777.78) cents which in the aggregate shall equal two hundred thousand ($200,000) dollars (the “Series F Stated Value”). Any and all shares of the Series F Preferred Stock issued by the Corporation which have been delivered shall be deemed fully paid and holders of record of the outstanding shares of the Series F Preferred Stock shall not be liable for any further call or assessment thereon.  Any and all shares of the Series F Preferred Stock issued by the Corporation shall be registered with the Corporation in the name of the holders of the Series F Preferred Stock and shall appear on the share records of the Corporation in the name of the holders of the Series F Preferred Stock.

9.           Dividends.  The holders of Series F Preferred Stock shall not be entitled to receive dividends with respect to their shares of Series F Preferred Stock.

3.           Rights upon Dissolution.

(A)         Upon any “Dissolution” (hereinafter defined), the holders of the Series F Preferred Stock, together with the Holders of any other Series of Preferred Stock of equal or greater ranking, shall be entitled to participate on a pro-rata basis (based upon face amount of such series) in the distribution of assets of the Corporation, whether such assets are from capital, surplus or earnings, in an amount equal to the face value of the shares of Series F Preferred Stock which have not yet been redeemed by the Corporation pursuant to Article “4” of this Certificate of Designation at the time of the Dissolution.

(B)           After payment of the full amount of the liquidating distributions to which each holder of the Series F Preferred Stock is entitled, the holder of the Series F Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

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(C)           For purposes of this Certificate of Designation, a “Dissolution” of the Corporation shall mean (i) a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or (ii) the sale by the Corporation of all or substantially all of its assets.

4.           Mandatory Redemption.  The holders of Series F Preferred Stock shall be entitled to one (1) payment in the amount of twenty seven thousand ($27,000) dollars on February 22, 2010.  Thereafter, the holders of Series F Preferred Stock shall deliver to the Corporation at the address set forth in Paragraph “B” of Article “9” of this Certificate of Designation, stock certificates (which certificates shall be held in trust by the Corporation prior to their redemption pursuant to this Article “4”) evidencing three (3) shares of Series F Preferred stock properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank, every three (3) months commencing March 22, 2010, of which one (1) share of the Series F Preferred Stock shall be redeemed by the Corporation on a monthly basis, on the later of (i) the twenty second (22nd) day of such month commencing upon March 22, 2010 or (ii) two (2) business days after the Corporation’s receipt of the stock certificates commencing upon March 22, 2010, and continuing for a period of seventy two (72) months until February 22, 2016. The Corporation shall redeem one (1) share of Series F Preferred Stock monthly commencing March 22, 2010 regardless of whether the Corporation has adequate current and accumulated earnings and profits as may be required by Delaware law in order to make a redemption with respect to such month .

5.           Optional Redemption.

(A)           Subject to the Mandatory Redemption pursuant to Article “4” of this Certificate of Designation, the Corporation may, at any time, or from time to time, in whole or in part, redeem shares of the Preferred Stock at a price per share equivalent to the face amount set forth in Article “1” of this Certificate of Designation without prior written consent of the Holders of the Series F Preferred Stock and without penalty.

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(B)           Procedure for Redemption.

(i)  The Corporation shall give notice of its election to redeem any of the Series F Preferred Stock by providing written notice (the “Redemption Notice”) pursuant to Paragraph “A” of Article “9” of this Certificate of Designation, not less than thirty (30) nor more than ninety (90) days prior to the date designated as the date for the redemption (the “Redemption Date”), to the Holders of the Series F Preferred Stock whose shares of Series F Preferred Stock are to be redeemed, addressed to them at their respective addresses appearing on the books of the Corporation.

(ii) In addition to any information required by law, the Redemption Notice shall state: (A) the redemption date; (B) the number of shares of the Series F Preferred Stock to be redeemed; and (C) the place or places where the Series F Preferred Stock are to be surrendered for payment of the redemption price.  If less than all of the Series F Preferred Stock held by any Holder of the Series F Preferred Stock is to be redeemed, the notice mailed to such holder shall also specify the number of shares of the Series F Preferred Stock held by such holder to be redeemed.

(iii) Holders of the Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place designated in the Redemption Notice and, upon surrender in accordance with the Redemption Notice of the certificates for shares of the Series F Preferred Stock so redeemed (properly endorsed or assigned for transfer, if such endorsement or assignment is required pursuant to the Redemption Notice), such shares of the Series F Preferred Stock shall be redeemed by the Corporation at the redemption price.

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(C)           If only a portion of the Series F Preferred Stock then outstanding is to be redeemed at a given time, the Corporation shall select, out of all issued and outstanding shares of the Series F Preferred Stock, the shares to be redeemed in whatever manner shall be determined by the Board in its sole and absolute discretion, including, but not limited to, selecting the Holders of the Series F Preferred Stock at random whose shares of the Series F Preferred Stock are to be redeemed.

(D)           As of the Redemption Date specified in the Redemption Notice, each holder of shares of the Series F Preferred Stock to be redeemed shall be entitled to receive for the shares of the Preferred Stock to be redeemed the price set forth in Paragraph “A” of this Article “5” of this Certificate of Designation, upon presentation and surrender of the certificate or certificates of the Series F Preferred Stock held by the Holder of the Series F Preferred Stock at the place designated in the Redemption Notice, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank and bearing all necessary stock transfer stamps affixed and cancelled.

6.	Conversion. The holders of Series F Preferred Stock shall have no conversion rights.

7.	Voting Rights.

(A)              The holders of Series F Preferred Stock shall have no voting rights on all matters upon which the vote of Common Stock stockholders are held, and their consent shall not be required for the taking of any corporate action, except as otherwise required by the Delaware Statutes; provided, however, that as long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of two-thirds of the outstanding shares of Series F Preferred Stock, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely or (ii) take any action which would adversely affect the preferences and/or rights of the holders of Series F Preferred Stock.

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(B)           The Corporation shall not, from and after the date of the date of issuance of any shares of the Series F Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security which prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations set forth in this Certificate of Designation.

8.        Notice of Certain Corporate Action.  If the Corporation (i) creates, authorizes or issues any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Dissolution prior to the Series F Preferred Stock, or on a parity with the Series F Preferred Stock or (ii) takes any action which would adversely affect the preferences and/or rights of the Holders of the Series F Preferred Stock; then the Corporation shall cause to be filed at each office or agency maintained for such purpose, and shall cause a written notice to be mailed to all Holders of the Series F Preferred Stock, as well as all Holders of the other prior issued and outstanding Series of Preferred Stock, pursuant to Paragraph “A” of Article “9” of this Certificate of Designation, at least thirty (30) days prior to the date of the applicable event set forth in clauses (i) or (ii) of this Article “8” of this Certificate of Designation or any stockholders’ meeting called to approve such applicable event set forth in clauses (i) or (ii) of this Article “8” of this Certificate of Designation, stating the date upon which the Corporation shall create, authorize or issue any class, series or shares of the Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Dissolution prior to the Series F Preferred Stock, or on a parity with the Series F Preferred Stock, or take any action which would adversely affect the preferences and/or rights of the Holders of the Series F Preferred Stock.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action upon the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series F Preferred Stock.  Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) or (ii) of this Article “8” of this Certificate of Designation; provided, however, that nothing set forth in this Article “8” of this Certificate of Designation shall limit or otherwise affect the rights of the holders of Series F Preferred Stock set forth in Article “7” of this Certificate of Designation to approve by written consent or affirmative vote of the holders of two-thirds of the outstanding shares of Series F Preferred Stock any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the By-laws of the Corporation, if such amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely.

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9.              Miscellaneous.

(A)           Headings.  The headings contained in this Certificate of Designation are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate of Designation.

(B)            Notice.  Any notice or other communication required or permitted pursuant to this Certificate of Designation shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Corporation:	Metiscan, Inc. 12225 Greenville Avenue, Suite 700, Dallas, Texas, 75243 Attn.: Bryan A. Scott, President Facsimile No.: (214) 368-9977

With a copy to:	Mintz & Fraade, P.C. 488 Madison Avenue New York, NY 10022 Attn.: Frederick M. Mintz, Esq. Facsimile No.: (212) 486-0701

To the Holder of the Preferred Stock:	To the address set forth upon the Corporation’s share records

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or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “B” of this Article “9” of this Certificate of Designation are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile.  If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

(C)           Enforceability.  If any provision which is contained in this Certificate of Designation, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Certificate of Designation and this Certificate of Designation shall be construed as if such invalid or unenforceable provision had not been contained herein.

(D)           Governing Law.  This Certificate of Designation shall in all respects be construed, governed, pursuant to the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Delaware and made pursuant to the laws of the State of Delaware.  The Holder of the Series F Preferred Stock and the Corporation (jointly, the “Parties”) agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Certificate of Designation, and that any such arbitration: (i) if commenced by the Corporation shall be commenced exclusively in New York, New York; and (ii) if commenced by the holders of Series F Preferred Stock shall be commenced exclusively in Dallas, Texas.  Any such arbitration shall be by a panel of three arbitrators and (x) pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York, if commenced by the Corporation and (y) pursuant to the commercial rules then existing of the American Arbitration Association in the State of Texas, if commenced by the holders of Series F Preferred Stock.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  .  The Parties specifically and exclusively designate the courts in the City of New York, State of New York, if the arbitration was commenced by the Corporation and Dallas County, Texas, if the arbitration was commenced by the holders of Series F Preferred Stock as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  If the arbitration was commenced by the Corporation the Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts with respect to the confirmation and entry of judgment of any arbitration award.  If the arbitration was commenced by the holders of Series F Preferred Stock, the Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of Texas in any action or proceeding and submit to personal jurisdiction over each of them by such courts with respect to the confirmation and entry of judgment of any arbitration award. The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York with respect to an arbitration commenced by the Corporation, or the State of Texas with respect to an arbitration commenced by the holders of Series F Preferred Stock, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “(B)” of this Article “9” of this Certificate of Designation.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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The Parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with this Certificate of Designation or any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

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Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The Parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York if the arbitration was commenced by the Corporation or Dallas, Texas, if the arbitration was commenced by the holders of Series F Preferred Stock.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

(E)           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Certificate of Designation shall be deemed to have been made unless expressly in writing and signed by the person or entity against whom such waiver is charged; and (i) the failure of any person or entity to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Certificate of Designation or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Certificate of Designation to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any person or entity of one breach by another party shall be construed as a waiver of any other or subsequent breach.

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(F)           No Assignment. The Holders of Series F Preferred Stock shall have no rights to transfer or assign any share of the Series F Preferred Shares to any third party parties without the prior written consent of the Corporation.

(G)           Construction.  Each of the Corporation and the Holders of Series F Preferred Stock hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations and (ii) each counsel has had significant input in the development of this Certificate of Designation and (iii) this Certificate of Designation shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Certificate of Designation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf this 5th day of February, 2010.

Metiscan, Inc.

By: __________________________
       Bryan A. Scott, President

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